UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/04/2009

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 815-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2009, the Leadership and Compensation Committee (the "Compensation Committee") of the Board of Directors of EarthLink, Inc. (the "Company"), after considering a competitive market review of total compensation for its executive officers, took the following actions:

2008 Named Executive Officer Bonus Payments

In February 2008, the Compensation Committee adopted the 2008 annual bonus plan (the "2008 Bonus Plan") with metrics related to Company revenue performance (20%) and free cash flow performance (80%) consistent with the Company's restructuring plan announced in 2007 and the targeted business results for 2008. ("Free cash flow" refers to income from operations before facility exit and restructuring costs, depreciation and amortization and stock-based compensation expense under Statement of Financial Accounting Standards No. 123(R), less cash used for purchases of property.) Based on consistent achievement above plan targets during 2008, management increased guidance each quarter to reflect expectations for continued above plan performance. Final year results for 2008 exceeded plan targets and guidance for free cash flow, with a final Company achievement of a weighted 189% of its 2008 revenue and free cash flow bonus plan targets. In light of this performance, the Compensation Committee approved bonus payments under the 2008 Bonus Plan for the following named executive officers: Rolla P. Huff, President and Chief Executive Officer, $1,688,973; Joseph M. Wetzel, Chief Operating Officer, $558,059; Kevin M. Dotts, Chief Financial Officer, $460,335; Craig I. Forman, Chief Product Officer, $443,440; and Samuel R. DeSimone, Jr., General Counsel, $320,255. Approximately 50% of these payments will be made in February 2009. The remaining payments will be made in a combination of cash payable in August 2009, and Restricted Stock Units granted in February 2009 which will vest and become payable in August 2009, as long as the executive officer remains continuously employed by the Company through the date of payment. These amounts also represent the achievement of some or all of 2008 supplemental bonus opportunity tied to each executives' individual performance objectives.

2009 Named Executive Officer Salaries

The Compensation Committee determined that the 2009 base salaries for the named executive officers would remain unchanged from their respective 2008 base salaries.

2009 Named Executive Officer Bonus Plan

The Compensation Committee established the 2009 annual bonus plan (the "2009 Bonus Plan") for the Company's executive officers. The 2009 Bonus Plan for the Company's executive officers will be tied to Adjusted EBITDA. ("Adjusted EBITDA" refers to income (loss) from continuing operations before interest income (expense) and other, net, income taxes, depreciation and amortization, stock-based compensation expense under SFAS No. 123(R), net losses of equity affiliate, gain (loss) on investments, net, impairment of goodwill and intangible assets, and facility exit and restructuring costs.)

The 2009 Bonus Plan provides for a sliding scale of bonus payouts which, assuming achievement of specified levels of Adjusted EBITDA, range between an initial level (payout of 50% of target), a target level, which is consistent with the high end of the Company's current guidance and which is tied to the Company's 2009 operating plan (payout of 100% of target), and a maximum level (payout of 200% of target). Bonus payouts, if any, to the named executive officers will be paid following determination of the payout amounts after the end of the 2009 fiscal year. The 2009 Bonus Plan also provides for certain payouts if, prior to the time of payment, the executive officer is terminated other than for cause, death or disability after a change in control or as the result of a position elimination.

Based on a competitive market review, the Compensation Committee determined that each of the named executive officer's target incentive opportunity for Company performance under the Bonus Plan should remain consistent with the target incentive opportunity in the 2008 Bonus Plan.

Retention Incentive Plan

In lieu of a broad-based long-term incentive grant to executives and key leaders, the Compensation Committee approved a Retention Incentive Plan intended to ensure stability of leadership and key personnel identified as critical to achieving the Company's operational and strategic goals. Retention of these individuals is directly linked to the long-term optimization of the Internet-access business. The Compensation Committee established the following retention award opportunities as a percentage of base salary for the following named executive officers: Mr. Huff, 275%; Mr. Wetzel, 200%; Mr. Dotts, 201%; and Mr. DeSimone, 51%. (The Company has previously announced that Mr. Forman's employment with the Company is terminating during the second quarter of 2009 as part of the Company's substantial reduction of its sales and marketing efforts resulting from its refocused strategy.)

The Retention Incentive Plan provides for a cash denominated award to the named executive officers, 50% of which will be earned as of December 31, 2009 to those executives who are continuously employed through such date and 50% of which will be earned as of December 31, 2010 to those executives who are continuously employed through such date.

The Compensation Committee concluded that the equity currently held by the named executive officers effectively aligns management with shareholders and that a cash denominated award is most effective at this time in ensuring retention. Although cash denominated, the award may be settled in cash, EarthLink common stock or a combination thereof as determined by the Compensation Committee.

The Retention Incentive Plan also provides for payout of the outstanding retention award in full, if the executive is terminated other than for cause, death or disability on or after a change in control of the Company (as defined in the Retention Incentive Plan) or is terminated as the result of a position elimination and a change in control of the Company occurs in the same calendar year (even if after the position elimination). In the case of termination as the result of a position elimination without a change in control of the Company in that same calendar year, the Retention Incentive Plan provides for payout of the outstanding retention award on a pro rata basis, based on the number of months of service, with respect to the portion of the award for the year in which the executive is terminated as the result of a position elimination.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: February 04, 2009	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer